EXHIBIT 99.2

"We provide consumers with affordable, reliable and convenient payment solutions." Deutsche Bank Global Services Conferences September 14, 2004

Forward Looking Statements The statements contained in this presentation regarding the business of MoneyGram International, Inc. that are not historical facts are forward-looking statements and are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances due to a number of factors, including, but not limited to: (a) fluctuations in interest rates that may materially adversely affect revenue derived from investment of funds received from the sale of payment instruments; (b) material changes in the market value of securities we hold; (c) material changes in our need for and the availability of liquid assets; (d) successful management of the credit and fraud risks of retail agents, and the credit risk related to our investment portfolio; (e) continued growth rates approximating recent levels for consumer money transfer transactions and other payment product markets; (f) renewal of material retail agent and financial institution customer contracts, or loss of business from significant agents or customers; (g) technological and competitive changes in the payment services industry; (h) changes in laws, regulations or other industry practices and standards which may require significant systems redevelopment, reduce the market for or value of the company's products or services or render products or services less profitable or obsolete; (i) continued political stability in countries in which MoneyGram has material agent relationships; (j) material lawsuits or investigations; (k) catastrophic events that could materially adversely impact operating facilities, communication systems and technology of MoneyGram, its clearing banks or major customers, or that may have a material adverse impact on current economic conditions or levels of consumer spending; (l) material breach of security of any of our systems; and (m) other factors more fully discussed in MoneyGram's filings with the Securities and Exchange Commission. Actual results may differ materially from historical and anticipated results. These forward-looking statements speak only as of the date on which such statements are made, and MoneyGram undertakes no obligation to update such statements to reflect events or circumstances arising after such date. 3

Investment Highlights Clear strategies for growth Strong, growing and defensible market positions Favorable end-market dynamics Leader in payment services solutions and platforms Leverageable platform Long-term contracts Attractive financial profile: cash flow, margins, minimal debt, diverse and recurring revenues 5

MoneyGram International, Inc. Our Purpose: To help people and businesses by providing affordable, reliable, and convenient payment services MoneyGram International Value Proposition Our Corporate Values: Respect, Courage, Passion, Integrity, Teamwork 7

Growth Strategy Providing our worldwide consumers and business partners with a superior value proposition to drive revenue and market share Delivering a superior, reliable, low cost service platform to our business partners and consumers to enhance their profitability and economic benefit Expanding our distribution channels and creating new delivery methods to increase volume and revenue Delivering new payment products and related financial services to complement our product suite Pursuing alliances and acquisitions that complement strategic goals 9

Rebate, Gift Cert., Other PrimeLink Suite Bank Money Orders Products Money Transfer Retail Money Orders Urgent Bill Payment Global Funds Transfer Payment Systems We Operate Two Business Segments 11

MGI Market Share MGI Remaining Western Union 3 82 15 MGI FDC Post Office Others 325 250 236 50 Money Order2 1IMF Balance of Payments Yearbook 2Based on MGI Estimates MGI FDC Other In-House 0.16 0.3 0.04 0.5 PrimeLink/Official Check2 Money Transfer1 (Based on $ transferred) (Based on transaction volume) (Based on $ volume) 13

Money Transfer Tremendous International Flow of Money An estimated $180 to $190 billion transferred annually around the globe Over $6 billion annual revenue in global money transfer market Projected to grow 7 percent annually Favorable Population Trends Over 175 million migrant workers and immigrants living outside their country of origin 35 million living in the U.S. An estimated 28 percent of U.S. adults are unbanked or underbanked Over 1 million households are formed in the U.S. each year Industry Overview We operate in a large market with compelling growth opportunities 15

One of two global money transfer providers 160 countries Expanding global distribution network World-class partners Focus on growth in quality agent locations, over 70,000 worldwide Co-branding strategy leverages two powerful brands Most flexible technology solution Investing in the business Focus on marketing, sales, product development, and information technology across all global markets Money Transfer is Driving Growth 17

The Money Transfer Network is Growing Growth in agent locations Maximize financial institution relationships Focus on cost structure Value pricing strategy 12/1/1998 12/1/1999 12/1/2000 12/1/2001 12/1/2002 Dec-03 6/4/2004 Total 26.7 32 38.5 50.3 57.1 61.5 70.8 (in thousands) 19

Immigrants - Our Core Consumer 41 6 175 million immigrants worldwide 16 20 6 31 25 30 21

Money Remittances By Region 3 12 $186 billion transferred annually 10 33 2 50 50 26 23

Corridor Example - Latin America Destination $38 billion in 2003 Origin 25 or Sending Money Receiving Money Currency type Local Dollar Contact point Method of payment Method Cash/MO at retail Retail Internet Cash Evolving Channels For Payment Services eMoneyGram Directed sends Multiple currency Phone Telephone payment and Dollar/ Euro Global Payment System We operate in multiple channels offering convenience and flexibility for our customers. 27

Money Order Industry Overview Seasoned market with very favorable economics Primary payment mechanism for unbanked and underbanked MoneyGram International, Inc. Strong position in seasoned market Attractive economics Use of paper-based payment instruments is declining Well positioned to capture market share through new agents and strategic opportunities Focused on maximizing cash flow and profitability 63,500 agents and financial institutions Money Orders We are maximizing the value of this business 29

Float Portfolio ($ in millions) One of two providers in the market FIs continue to outsource MoneyGram International, Inc. (PrimeLink/Official Check) Superior technology platform and outsourcing solutions Serving over 15,000 financial institution branch locations Meaningful cross selling opportunities PrimeLink/Official Check Delivering low cost services to financial institutions Financial Institution Outsourcing Industry Overview 31

Long-Term Financial Objectives Achieve double-digit growth in revenue and net income Maximize shareholder value over the long-term 33